Exhibit 10.2

CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE OF ALL CLAIMS

This Confidential Separation Agreement and Release of All Claims (“Agreement”) is made and entered into by and between DANNY J. HART, JR (hereinafter referred to as “Executive”) and PDL BIOPHARMA, INC., including any and all affiliates, parents, subsidiaries, representatives, agents, insurers, officers, directors, and employees (hereinafter “PDL” or “the Company”).

W I T N E S S E T H:

WHEREAS, the Parties entered into a Severance Agreement as of December 12, 2012 which, as pertinent, provided Executive with certain “Termination Benefits” in exchange for a Release in the event he resigned from the Company for “Good Reason” as defined in Article 2 of that agreement; and

WHEREAS, Executive Claims that “Good Reason” exists for him to resign all of his affiliations including his employment with the Company;

WHEREAS, Executive has submitted his resignation to the Company effective October 20, 2017 (“the Termination Date”);

WHEREAS, the Parties have by this Agreement agreed to the terms applicable to Executive given his resignation from the Company;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed by and between the Parties as follows:

1. No Admission: This Agreement and compliance with this Agreement shall not be construed as an admission by the Company of any liability whatsoever, or as an admission of any violation of Executive’s rights or the rights of any person, or the violation of any order, law, statute, duty, or contract whatsoever against Executive or any person. The Company specifically disclaims any liability to Executive or to any other person for any alleged violation of the rights of Executive or any person, or for any alleged violation of any order, law, statute, duty, or contract on the part of the Company, its Executives or agents or related companies or their Executives or agents.

2.	Consideration: In consideration for entering this Agreement, the Company agrees to provide to Executive: a one-time payment of $2,305,438.00 USD.

The foregoing is hereinafter referred to as the “Severance Amount.” Executive acknowledges and agrees that he is not entitled to any part of the Severance Amount but for his entering into this Agreement.

3.
Entire Consideration. Executive agrees that the Severance Amount shall constitute the entire monetary consideration provided to Executive under this Agreement, and that he will not seek any further remuneration from the Company for any other damage, penalty, expense, wage, bonus, compensation, incentive equity program, commission, benefit, action, attorney fee or cost either individually or as part of a class in connection with the matters encompassed or released by this Agreement and/or arising out of Executive’s employment with and/or termination from the

Company or any conduct or omissions occurring prior to the time Executive signs this Agreement after the Termination Date.

4. Accord and Satisfaction. As a material condition to the receipt of any severance Executive receives under this Agreement, Executive represents and warrants that he does not claim entitlement to, and shall not receive, any further compensation and/or benefits under any current or former employment agreement with, and/or any policy and/or any stock option, incentive equity, long-term incentive plan, severance agreement, Executive stock purchase and/or other benefit plan of the Company other than that included in the Severance Amount. In that regard, Executive further represents and warrants that he has been paid for all hours worked, that he has received all wages including accrued but unused vacation or PTO to which he was or is entitled, that he took all meal and rest periods to which he was entitled, that he has been reimbursed for all expenses to which he was or is entitled, and that he received all itemized wage statements to which Executive was entitled during his employment. To the extent any other compensation, penalties, interest, and/or benefits be claimed to exist by the Executive, this Agreement and the consideration hereunder expressly are agreed to and shall constitute an accord and satisfaction of any and all such claims and/or obligations, and extinguishes them.

5. No Pending Actions. Executive represents that he has not filed any complaints, claims, or actions against the Company, its officers, agents, directors, supervisors, Executives, or representatives with any state, federal, or local agency or court as of the date of execution of this Agreement.

6. Covenant Not to Sue and No Suits Filed. A “covenant not to sue” is a legal term that means a person promises not to file a lawsuit or other legal proceeding. It is different from the general release of claims contained above. Besides waiving and releasing the claims above, Executive promises never to file or prosecute a lawsuit or claim, charge or complaint of any kind against any Releasee in any forum for any reason based on any act, omission, event, occurrence or nonoccurrence, covered by the General Release. Excluded from this covenant not to sue are suits to enforce the terms of this Agreement or to challenge its validity under the ADEA. If Executive violates this covenant not to sue, Executive shall: (i) pay the Company’s reasonable attorney’s fees and other legal costs incurred in defending against Executive’s suit; or (ii) at the Company’s option, Executive shall be required to repay to the Company all but $200 of the Monetary Consideration Executive received under this Agreement. Executive represents that, as of the date Executive executes this Agreement, he has not filed or caused to be filed any suits against any Releasee and that no such suits have been filed on his behalf.

7.	Confidentiality; Confidential Information; Non-Disparagement; Return of PDL Property.

a.
Executive agrees that he will keep the facts and terms of this Agreement completely confidential and that he will not hereafter disclose any information concerning this Agreement to anyone other than his spouse, lawyers and/or accountants, provided that any party hereto may make such disclosures as are required by law and as are necessary for legitimate law.

b.
Executive acknowledges that during the course of his employment with PDL, he had access to and was entrusted with confidential personnel and business information (the “Confidential Information”). Executive agrees that he was obligated during employment with the Company not to disclose at any time any Confidential Information to any person or entity without prior written permission from the President/CEO of the Company and understands that he will continue to be so obligated forever.

c.
Executive agrees that he does not have any of PDL’s property in his possession, custody and control, including, but not limited to, all equipment (including electronic equipment such as hard drives), files, documents and data of any kind, whether stored in paper, disk, tape, or any other electronic form containing any information of PDL, all keys, cards, badges or other access devices. Executive agrees that to the extent that he has any PDL property in his possession, custody or control, he will immediately return all PDL property in both hard and soft form and will delete any such information for any computer or other device he has in his possession, custody or control.

8.
Non-Disparagement. Executive agrees not to make any disparaging or defamatory comments to any third party concerning any Releasee or the Company’s clients, Executives, products, services, methods of doing business or employment practices. Executive further agrees not to encourage or assist in any litigation against any Releasee, except insofar as Executive’s testimony is required by law. Executive agrees further not to testify in any matter in which the Company has an interest unless he is under compulsory process or is asked to testify by the Company. If Executive is served with process concerning any matter in which the Employer has an interest, then Executive will immediately notify the President of the Company of such in writing and provide the President of the Company a copy of the process received by the Executive or Executive’s representative.

9.
Non-Disparagement of Clients/Prospects. Executive also agrees, on behalf of himself and his spouse, attorneys, representatives and agents, that neither he nor any of them will make any disparaging or defamatory comments to any third party concerning the Company’s prospects and/or clients, their respective Executives, products, services, methods of doing business and/or employment practices.

10.
Breach. If Executive breaches Paragraphs 8 or 9, then the Company shall have, in addition to and without limiting any other remedy or right it may have at law or in equity, the right to a temporary and permanent injunction restraining any such breach, without any bond or security being required. In any such proceeding, Executive waives any defense that the Company has an adequate remedy at law or that the injury suffered as a consequence of such breach is not irreparable.

11.
Non-Disclosure of Confidential or Proprietary Information. Executive further understands and agrees that Executive shall not disclose to any third party any confidential or proprietary information of the Company and/or its clients regardless of how acquired or learned. By way of example and not limitation, such information includes client lists and/or related information, product plans and design, pricing, management organization or other organization charts, sales or marketing plans, compensation structures and data, product quality, research and development plans, and other business activities and plans. This Paragraph shall not restrict Executive’s obligation to disclose such information pursuant to legal requirements, provided Executive first gives the Company prompt notice of such legal process and a copy of same in order that it shall have the opportunity to object to the disclosure of such information. Executive reaffirms the obligations Executive undertook when Executive signed the Proprietary Information And Invention Assignment (For Employees), attached hereto as Attachment A and made a part of this Agreement as if fully set forth herein.

12.
Enforcement of Agreement. Should any party to this Agreement seek intervention of a court to resolve a dispute under this Agreement the prevailing party shall be entitled to recover costs and expenses, including reasonable attorney fees incurred.

13. Release.

a.
In consideration of the benefits provided to Executive described in this Agreement, Executive, for himself, his spouse, and his successors and assigns, hereby irrevocably and unconditionally releases and forever discharges the Company and each and all of its owners, parents, subsidiaries, representatives, agents, insurers, directors, officers, agents, supervisors, Executives, attorneys, and their successors and assigns and all persons acting by, through, under, or in concert with any of them, from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (“claim” or “claims”) which Executive at any time heretofore had or claimed to have, including, without limitation, any and all claims related or in any manner incidental to Executive’s employment with PDL or the ending of that relationship.

b.
The parties understand the word “claims” to include all actions, complaints, claims, and grievances, whether actual or potential, known or unknown, and specifically but not exclusively, all claims arising out of Executive’s employment with THE COMPANY and the termination thereof. All such claims (including related attorneys’ fees and costs) as may exist as of the date of this Agreement are forever barred, including but not limited to any and all tort claims, contract claims, wrongful termination claims, public policy claims, retaliation claims, statutory claims, personal injury claims, emotional distress claims, privacy claims, defamation claims, fraud claims, and any and all claims arising under any federal, state or other governmental statute, law, regulation or ordinance relating to employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act, the Fair Labor Standards Act, the Nevada Fair Employment Practices Act (codified in Nevada Revised Statutes Chapter 613.310, et. seq.), and any federal, state or local laws covering discrimination in employment, including race, color, religious creed, national origin, ancestry, physical or mental disability, medical condition, marital status, military status, family care leave, pregnancy, sex, sexual orientation and harassment or retaliation. The only claims that are not released by this Agreement are claims that controlling law clearly states may not be released by settlement and claims that may arise after the execution of this Agreement.

c.
Release of Age Discrimination Claims. In accordance with the Older Workers             Benefit Protection Act of 1990, Executive acknowledges that he agrees to the release         of all known and unknown claims as of the date of this Agreement, including expressly         the waiver of any rights or claims arising out of the Age Discrimination in Employment         Act (“ADEA”) 29 U.S.C. § 621, et seq., and in connection with such waiver:

(i)	Executive is hereby advised to consult with an attorney prior to signing this Agreement.

(ii)
Executive shall have a period of twenty-one (21) days from the date of receipt of this Agreement in which to consider the terms of the Agreement. Executive may at his option execute this Agreement at any time during the 21- day period. Executive acknowledges receipt of this Agreement as of October 20, 2017.

(iii)
Executive may revoke this Agreement at any time during the first seven (7) days following the execution of this Agreement, and this Agreement shall not be effective or enforceable until the seven-day period has expired. Executive may revoke this Agreement by notifying Chris Stone of the Company at Chris.Stone@pdl.com prior to the expiration of the 7-day period. This Agreement shall not become valid, effective or enforceable until the seven day period has expired, assuming that Executive has not previously revoked his assent to this Agreement (the “Effective Date”).

(iv)
Executive acknowledges and agrees that the consideration provided in this Agreement is in addition to anything of value that Executive would otherwise be entitled to receive from the Company and constitutes valid consideration in exchange for the releases set forth in this Agreement.

Executive understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621 et seq.) that may arise after the date of this Agreement is executed are not waived.

d.
Nothing in this Release prevents Executive from filing a charge or complaint with, or from participating in, an investigation or proceeding conducted by the EEOC, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, or prevents Executive from exercising rights under Section 7 of the NLRA to engage in protected, concerted activity with other Executives, although by signing this Release, Executive is waiving the right to recover any individual relief (including  back pay, front pay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Executive or on his behalf by any third party, except for any right Executive may have to receive a payment from a government agency (and not the Company) for information provided to the government agency.

14.	Miscellaneous Acknowledgments by Executive. Executive understands and agrees that he:

a.	Has had a reasonable opportunity to consider this Agreement before executing it.

b.	Has carefully read and fully understands all of the provisions of this Agreement.

c.	Is, through this Agreement, releasing the Company from any and all claims Executive may have against the Company.

d.	Knowingly and voluntarily agrees to all of the terms set forth in this Agreement.

e.	Knowingly and voluntarily intends to be legally bound by the same.

f.	Was advised and hereby is advised in writing to consider the terms of this Agreement and consult with an attorney of his choice prior to executing this Agreement.

15. Assignment. This Agreement shall be binding upon the parties hereto and upon their heirs, administrators, representa-tives, executors, successors, and assigns, and shall inure to the benefit of said parties and each of them and to their heirs, administrators, representatives, executors, successors, and assigns. Executive expressly warrants that he has not transferred to any person or entity any rights, causes of action, or claims released in this Agreement.

16.
General Provisions. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any of the parties hereto. Additionally, this Agreement shall be governed by the laws of the State of Nevada. This Agreement shall constitute the complete and total agreement between the Company and Executive. Executive represents that he is not relying on any other agreements or oral representations not fully expressed in this Agreement. Executive agrees that this Agreement shall not be modified, altered, or discharged except by written instrument signed by an authorized Company representative and Executive. The headings in this Agreement are for reference only, and shall not in any way affect the meaning or interpretation of this Agreement. Executive further agrees that this Agreement may be used as evidence in a subsequent proceeding in which the Company or Executive alleges a breach of this Agreement or as a complete defense to any lawsuit. Other than this exception, Executive agrees that this Agreement will not be introduced as evidence in any legal or administrative proceeding or in any lawsuit.

17.
Enforceability. Should any provision of this Agreement be declared or be determined by any court of competent jurisdic-tion to be wholly or partially illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable, or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

18. Complete Agreement. This Agreement supersedes all prior agreements entered into between the Parties. The Parties represent that they are not relying on anything not contained in this Agreement.

19. Execution. To be valid, effective and enforceable, within 21 days of Executive’s receipt of this Agreement, and no earlier than after the Termination Date, he must place his initials in the lower-right hand corner of each page, sign and date it at its end, then send an executed copy to Chris Stone at Chris.Stone@pdl.com.

20.	Agreement Is Knowing and Voluntary. Executive understands and agrees that Executive:

a.	has had a reasonable time within which to consider this Agreement before executing it;

b.	has carefully read and fully understands all of the provisions of this Agreement;

c.	knowingly and voluntarily agrees to all of the terms set forth in this Agreement; and

d.	knowingly and voluntarily intends to be legally bound by the same.
THE UNDERSIGNED STATE THAT THEY HAVE CAREFULLY READ THE
AGREEMENT, KNOW, UNDERSTAND, ACCEPT AND AGREE TO ITS CONTENTS.

WHEREFORE, the Parties have read all of the foregoing, understand the same and agree to all of the provisions contained herein.

Dated: October 22, 2017        /s/ Danny J. Hart, Jr._____________________
Danny J. Hart, Jr.

PDL BIOPHARMA, INC.

Dated: October 23, 2017 By:    /s/ John McLaughlin_____________________
John McLaughlin, Chief Executive Officer